Exhibit 3.11
CERTIFICATE OF INCORPORATION
OF
LIGGETT & MYERS TOBACCO COMPANY, INC.

CERTIFICATE OF INCORPORATION
OF
LIGGETT & MYERS TOBACCO COMPANY, INC.
     I, THE UNDERSIGNED, in order to form a corporation, under and pursuant to the General Corporation Law of the State of Delaware, do hereby certify as follows:
     FIRST: The name if the Corporation is
LIGGETT & MYERS TOBACCO COMPANY, INC.
     SECOND: The registered office of the Corporation in the State of Delaware is at 100 West Tenth Street, Wilmington, County of New Castle, Delaware, and its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, having a par value of Ten Cents ($.10) per share, all of which shall be of the same class. The holders thereof shall be entitled to one vote at all meetings of stockholders for each share of such standing in his name on the books of the Corporation on the record date fixed for such meeting.
     FIFTH: The name and mailing address of the Incorporator, is William L. O’Quinn, c/o Liggett & Myers Incorporated, 4100 Roxboro Road, Durham, North Carolina 27704.
     SIXTH: The powers of the incorporator shall terminate upon the filling of this Certificate of Incorporation, and the names and mailing addresses of persons to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are;

Arthur E. Sloat	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

J. Carl Burton	c/o Liggett & Myers Incorporated
West Main Street, Durham, N.C. 27702

William D. Currin	c/o Liggett & Myers Incorporated
West Main Street, Durham, N.C. 27702

K.V.R. Day, Jr.	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

Joseph H. Greer	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

James G. Huckabee, Jr.	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

Robert L. Kersey	c/o Liggett & Myers Incorporated
West Main Street, Durham, N.C. 27702

Donald E. Mott	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

Robert A. Rechholtz	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

Robert B. Seidensticker	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

James C. Turner	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704

David M. Welsh	c/o Liggett & Myers Incorporated
4100 Roxboro Road, Durham, N.C. 27704
     SEVENTH: The Board of Directors, without the assent or vote of the Stockholders, shall have the power to make, alter, amend or repeal the By-Laws of the Corporation.
     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereinafter prescribed by law.

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     IN WITNESS WHEREOF, I have hereunto set my hand and seal the 1st day of July, 1975.

/s/ William L. O’Quinn

STATE OF NORTH CAROLINA	)
	)	,SS:
COUNTY OF DURHAM	)
     BE IT REMEMBERED that on this 1st day of July, 1975 personally came before me, a Notary Public in and for the County and State aforesaid, WILLIAM L. O’QUINN, the person described in and who executed the foregoing Certificate of Incorporation, known to me personally to be such, and he acknowledged the execution of said Certificate to be his act and deed and the facts therein stated are true.
     GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Helen B. Brooks

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LIGGETT & MYERS TOBACCO COMPANY, INC.
(Pursuant to Section 242 of the
General Corporation Law of Delaware)
     LIGGETT & MYERS TOBACCO COMPANY, INC., a corporation organized under the laws of the State of Delaware (the “Corporation”), does certify as follows:
     1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 3, 1975.
     2. The Certificate is hereby amended to change the name of the Corporation from “LIGGETT & MYERS TOBACCO COMPANY, INC.” to “LIGGETT & MYERS, INC.”
     3. The holder of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon have approved the above amendment by written action in lieu of a meeting, all in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.
     4. The foregoing Amendment to the Certificate was duly adopted in accordance with the applicable provisions of Section 242 and 228.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officers this 11th day of June, 1990.

LIGGETT & MYERS TOBACCO COMPANY, INC.
By:	/s/ David M. Welsh
David M. Welsh
Vice President

A T T E S T:

/s/ Josiah S. Murray, III
Josiah S. Murray, III
Secretary

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